EXHIBIT 23(a)

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 7, 1993, included in Browning-Ferris Industries, Inc.'s Annual Report on Form 10-K for the year ended September 30, 1993, and to all references to our Firm included in this Registration Statement.



                                             ARTHUR ANDERSEN & CO.



Houston, Texas
January 11, 1994